Exhibit 99.1
Zuora Reports First Quarter Fiscal 2021 Results

•Subscription revenue grew 20% year-over-year; total revenue grew 15% year-over-year
•Second quarter fiscal 2021 total revenue guidance provided of $72.5 million to $75.0 million

San Mateo, Calif. – June 3, 2020 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal first quarter ended April 30, 2020.
“There has never been a time when the importance of what we do for our customers is more apparent,” said Zuora Founder and CEO Tien Tzuo. “We had another healthy quarter of growth despite the challenges arising from the pandemic. Moments like these truly highlight the resilience of having a subscription revenue business, both for us and for our customers.”

First Quarter Fiscal 2021 Financial Results:
•Revenue: Total revenue was $73.9 million, an increase of 15% year-over-year. Subscription revenue was $56.9 million, an increase of 20% year-over-year.
•Loss from Operations: GAAP loss from operations was $17.7 million, compared to a loss of $20.9 million in the first quarter of fiscal 2020.
Non-GAAP loss from operations was $7.7 million, compared to a non-GAAP loss from operations of $12.5 million in the first quarter of fiscal 2020.
•Net Loss: GAAP net loss was $17.5 million, or 24% of revenue, compared to a net loss of $20.6 million, or 32% of revenue, in the first quarter of fiscal 2020. GAAP net loss per share was $0.15 based on 115.1 million weighted-average shares outstanding, compared to a GAAP net loss per share of $0.19 based on 108.8 million weighted-average shares outstanding in the first quarter of fiscal 2020.
Non-GAAP net loss was $7.5 million, compared to a non-GAAP net loss of $12.2 million in the first quarter of fiscal 2020. Non-GAAP net loss per share was $0.06 based on 115.1 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.11 based on 108.8 million weighted-average shares outstanding in the first quarter of fiscal 2020.
•Cash Flow: Net cash provided by operating activities was $3.0 million, compared to net cash used in operating activities of $2.2 million in the first quarter of fiscal 2020. Free cash flow was negative $2.2 million compared to negative $3.8 million in the first quarter of fiscal 2020.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $172.6 million as of April 30, 2020.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 was 643, which represents 18% year-over-year growth.
•Dollar-based retention rate was 103%.
•Customer usage of Zuora solutions grew, with $12.3 billion in transaction volume through Zuora’s billing platform during our first quarter, an increase of 27% year-over-year.

•Launched Zuora Revenue, a new update to RevPro and fully integrated with the entire Zuora order-to-revenue (OTR) suite of applications, with new features that enable companies to achieve a faster quarter close, minimize compliance risk, and more precisely forecast the revenue impact of business decisions.
•Announced the next generation of its Zuora® Central Platform and for six months, customers will receive free access to Zuora Workflow software for five specific use cases to address common challenges in response to COVID-19.
•Notable recent go-lives included: Centrica, F5, Keysight, Procore, Seiko Epson and Yext.
•Highlighted customers from multiple industries and geographies in press announcements including Briggs & Stratton and Kia Motors who launched new connected device services.
•Launched the Subscribed Strategy Group, to provide customers with strategic guidance on the development and execution of business strategies to win in the Subscription Economy.
•Working with its philanthropic arm Zuora.org, Zuora opened its first public grants cycle, to award $250,000 of its original $1.0 million grant. Zuora.org will also be making donations to Black Lives Matter, NAACP Legal Defense and Education Fund and other organizations fighting against racial injustice.
•Zuora announced Todd McElhatton will be joining as its Chief Financial Officer effective June 22, 2020. Todd joins Zuora from SAP where he served as Chief Financial Officer of the Cloud Business Group.

Financial Outlook:
Given uncertainties related to the ongoing novel coronavirus (COVID-19) pandemic and associated impact to the global economic environment, we are withdrawing our previously issued full-year fiscal 2021 guidance provided on March 12, 2020.

For the second quarter of fiscal year 2021, Zuora currently expects the following results:

Second Quarter
Subscription revenue	$58.0M - $59.0M
Total revenue	$72.5M - $75.0M
Non-GAAP loss from operations	$(8.0M) - $(7.0M)
Non-GAAP net loss per share¹	$(0.08) - $(0.07)

(1) Non-GAAP net loss per share was computed assuming 116.6 million weighted-average shares outstanding for the second quarter of fiscal 2021.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on June 3, 2020 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 7527947. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 7527947. The replay will be available through June 10, 2020.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the second fiscal quarter of fiscal year 2021 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2020 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to our business due to the ongoing COVID-19 pandemic; we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not be able to sustain or manage any future growth effectively; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with strategic partners such as global systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, increased requests for extended billing and payment terms from customers affected by COVID-19, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in the Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2020 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue:
Subscription	$56,896	$47,311
Professional services	17,002	16,798
Total revenue	73,898	64,109
Cost of revenue:
Subscription	13,615	11,933
Professional services	18,682	20,098
Total cost of revenue	32,297	32,031
Gross profit	41,601	32,078
Operating expenses:
Research and development	17,543	17,015
Sales and marketing	28,496	25,501
General and administrative	13,265	10,445
Total operating expenses	59,304	52,961
Loss from operations	(17,703)	(20,883)
Interest and other income (expense), net	378	535
Loss before income taxes	(17,325)	(20,348)
Income tax provision	163	244
Net loss	(17,488)	(20,592)
Comprehensive loss:
Foreign currency translation adjustment	(427)	(75)
Unrealized gain on available-for-sale securities	157	24
Comprehensive loss	$(17,758)	$(20,643)
Net loss per share, basic and diluted	$(0.15)	$(0.19)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	115,139	108,821

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$84,694	$54,275
Short-term investments	87,898	117,662
Accounts receivable, net	59,365	68,875
Deferred commissions, current portion	10,080	9,585
Prepaid expenses and other current assets	15,550	16,387
Total current assets	257,587	266,784
Property and equipment, net	36,074	33,489
Operating lease right-of-use assets	52,857	54,286
Purchased intangibles, net	5,197	5,620
Deferred commissions, net of current portion	18,748	19,591
Goodwill	17,632	17,632
Other assets	4,076	4,825
Total assets	$392,171	$402,227
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,343	$2,098
Accrued expenses and other current liabilities	14,083	17,731
Accrued employee liabilities	23,807	24,193
Debt, current portion	4,432	4,432
Deferred revenue, current portion	107,728	111,411
Operating lease liabilities, current portion	6,268	5,755
Total current liabilities	161,661	165,620
Debt, net of current portion	4,991	6,094
Deferred revenue, net of current portion	782	1,007
Operating lease liabilities, net of current portion	60,359	62,307
Deferred tax liabilities	1,591	1,569
Other long-term liabilities	954	971
Total liabilities	230,338	237,568
Stockholders’ equity:
Class A common stock	10	10
Class B common stock	2	2
Additional paid-in capital	570,239	555,307
Accumulated other comprehensive (loss) income	(82)	188
Accumulated deficit	(408,336)	(390,848)
Total stockholders’ equity	161,833	164,659
Total liabilities and stockholders’ equity	$392,171	$402,227

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
		As Adjusted¹
Cash flows from operating activities:
Net loss	$(17,488)	$(20,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	3,495	2,285
Stock-based compensation	10,884	7,959
Provision for doubtful accounts	992	1,344
Amortization of deferred commissions	2,623	2,306
Reduction in carrying amount of right-of-use assets	2,286	1,736
Other	167	11
Changes in operating assets and liabilities:
Accounts receivable	8,518	4,453
Prepaid expenses and other assets	1,591	(2,471)
Deferred commissions	(2,275)	(1,924)
Accounts payable	2,096	4
Accrued expenses and other liabilities	(2,469)	(202)
Accrued employee liabilities	(386)	3,638
Deferred revenue	(3,908)	1,477
Operating lease liabilities	(3,175)	(2,186)
Net cash provided by (used in) operating activities	2,951	(2,162)
Cash flows from investing activities:
Purchases of property and equipment	(5,120)	(1,676)
Purchases of short-term investments	(10,901)	(67,705)
Sales of short-term investments	2,511	3,496
Maturities of short-term investments	38,500	55,900
Net cash provided by (used in) investing activities	24,990	(9,985)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	4,022	4,846
Repurchases of unvested common stock	(7)	(40)
Principal payments on long-term debt	(1,110)	—
Net cash provided by financing activities	2,905	4,806
Effect of exchange rates on cash and cash equivalents	(427)	(75)
Net increase (decrease) in cash and cash equivalents	30,419	(7,416)
Cash and cash equivalents, beginning of period	54,275	70,024
Cash and cash equivalents, end of period	$84,694	$62,608
(1) Effective February 1, 2019, the Company adopted Topic 842 using the modified retrospective approach.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$13,615	$(852)	$(423)	$(149)	$12,191
Cost of professional services revenue	18,682	(1,650)	—	—	17,032
Gross profit	41,601	2,502	423	149	44,675
Operating expenses:
Research and development	17,543	(3,542)	—	1,428	15,429
Sales and marketing	28,496	(3,005)	—	—	25,491
General and administrative	13,265	(1,835)	—	—	11,430
Loss from operations	(17,703)	10,884	423	(1,279)	(7,675)
Net loss	$(17,488)	$10,884	$423	$(1,279)	$(7,460)
Net loss per share, basic and diluted(1)	$(0.15)				$(0.06)
Gross margin	56%				60%
Subscription gross margin	76%				79%

	Three Months Ended April 30, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$11,933	$(493)	$(503)	$(354)	$10,583
Cost of professional services revenue	20,098	(1,359)	—	—	18,739
Gross profit	32,078	1,852	503	354	34,787
Operating expenses:
Research and development	17,015	(3,191)	—	425	14,249
Sales and marketing	25,501	(1,852)	—	—	23,649
General and administrative	10,445	(1,064)	—	—	9,381
Loss from operations	(20,883)	7,959	503	(71)	(12,492)
Net loss	$(20,592)	$7,959	$503	$(71)	$(12,201)
Net loss per share, basic and diluted(1)	$(0.19)				$(0.11)
Gross margin	50%				54%
Subscription gross margin	75%				78%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 115,139 and 108,821 basic and diluted weighted-average shares of common stock for the three months ended April 30, 2020 and 2019, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2020	2019
Net cash provided by (used in) operating activities	$2,951	$(2,162)
Less:
Purchases of property and equipment	(5,120)	(1,676)
Free cash flow	$(2,169)	$(3,838)

The following reconciliation of non-GAAP sales and marketing expense is used in calculating Growth Efficiency Index:

	GAAP	Stock-based Compensation	Non-GAAP
Twelve months ended April 30, 2020	$111,259	$(12,282)	$98,977